Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of First NBC Bank Holding Company pertaining to the First NBC Bank Holding Company Stock Incentive Plan of our report dated March 29, 2013, with respect to the consolidated financial statements of First NBC Bank Holding Company as of December 31, 2012 and 2011 and for each of the three years in the three-year period ended December 31, 2012, included in its Registration Statement (Form S-1 No. 333-187787) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

May 23, 2013